UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________________

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 31, 2005

PENNICHUCK CORPORATION
(Exact name of registrant as specified in its charter)

NEW HAMPSHIRE	0-18552	02-0177370
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification Number)

25 Manchester Street,
Merrimack, New Hampshire 03054
(Address of principal executive offices, including Zip Code)

(603) 882-5191
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 - Entry into a Material Definitive Agreement.

On March 31, 2005, Pennichuck Corporation (the "Corporation") entered into an Employment Agreement with Michael C.J. Fallon, effective as of January 31, 2005, pursuant to which he will serve as President of The Southwood Corporation, a wholly owned subsidiary of the Corporation. Southwood is actively engaged in real estate planning, development and management of residential, commercial, industrial and retail properties

The Employment Agreement provides for a two year term of employment commencing on January 31, 2005 (the "effective date"), subject to extension upon the vote of the Corporation's Board of Directors at the first anniversary thereof, and at each anniversary of the effective date thereafter, for an additional one year period. Mr. Fallon will receive a base salary of one hundred forty thousand dollars ($140,000) per annum; the base salary will be reviewed by the Board of Directors each year on or about the first business day of the calendar year and is subject to upward adjustment only. He is entitled to participate in the Corporation's bonus and incentive compensation plan, as amended from time to time, provided that he shall be eligible for a targeted annual bonus opportunity of thirty five percent (35%) of his base salary if bonuses are afforded to the Corporation's other employees or executives. The level of the annual bonus award beyond the targeted bonus opportunity will be based upon the financial performance of Southwood and Pennichuck Corporation and Mr. Fallon's overall job performance; and, at the discretion of the Corporation's Compensation and Benefits Committee, in consultation with the chief executive officer, the amount of Mr. Fallon's annual bonus award may be increased for any one year.

Mr. Fallon also received a grant of ten thousand (10,000) non-qualified options to acquire common stock of the Corporation pursuant to its 2000 Stock Option Plan; one third of such options vested on the effective date, an additional one third shall vest on the first anniversary of the effective date, and one third shall vest on the day preceding the second anniversary thereof; provided further, that all of said options shall vest immediately in the event his employment is terminated without 'cause' (as defined in the Agreement), he resigns for 'good reason' (as defined in the Agreement) or there is a 'change of control' (as defined in the Agreement). He is entitled to participate in the employee benefit programs available to executive officers of the Corporation, including health and dental insurance coverage, group life and disability coverage, life insurance in the amount of three (3) times his annual salary, participation in the Corporation's pension and other retirement and profit sharing plans, and short term and long term disability coverage. During the term of the Agreement, the Corporation will also pay for Mr. Fallon's annual membership fees in the Urban Land Institute, and reasonable costs and expenses incident to attending meetings and events of such organization. He is entitled to not less than four (4) weeks of paid vacation, and is provided with the use of an automobile for business use.

In the event his employment is terminated by the Corporation other than for 'cause' (as defined in the Agreement), Mr. Fallon is entitled to receive severance benefits, payable as a lump sum, equal to his then current salary and fringe benefits under the Agreement, including any bonus for which he may be entitled, for the greater of (a) the remaining term of the Agreement, or (b) the period of twelve (12) months from the date of termination. In the event Mr. Fallon terminates

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his employment for 'good reason' (as defined in the Agreement), he is entitled to receive severance benefits, payable as a lump sum, equal to his then current salary and fringe benefits under the Agreement, including any bonus for which he may be entitled, for the greater of (A) the remaining term of the Agreement, or (B) the period of twelve (12) months from the date of termination.

The foregoing summary is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed herewith and incorporated by reference herein.

Item 9. 01 - Financial Statements and Exhibits.

(c) The following exhibits are included with this Report:

Exhibit No.	Description

10.1	Employment Agreement by and between Michael C.J. Fallon and Pennichuck Corporation, dated as of January 31, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 6, 2005	PENNICHUCK CORPORATION
(Registrant)

/s/ Donald L. Correll
Donald L. Correll, President and
Chief Executive Officer

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LIST OF EXHIBITS

Exhibit No.	Description

10.1	Employment Agreement by and between Michael C.J. Fallon and Pennichuck Corporation, dated as of January 31, 2005.

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